SCHEDULE 14A
	(Rule 14a-101)
	INFORMATION REQUIRED IN PROXY STATEMENT
	SCHEDULE 14A INFORMATION
	Proxy Statement Pursuant to Section 14(a) of the Securities
	Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant
Check the appropriate box:
    Preliminary proxy statement
X   Definitive proxy statement
    Definitive additional materials
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

	Burr-Brown Corporation
	(Name of Registrant as Specified in Its Charter)

	Burr-Brown Corporation
	(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
  $125 per Exchange Act Rule 0-11(c)(1)(ii),
     14a-6(i)(1), or 14a-6(j)(2).
  $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).
  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2)     Aggregate number of securities to which
             transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)     Proposed maximum aggregate value of transaction:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)     Amount previously paid:
     (2)     Form, schedule or registration statement no.:
     (3)     Filing party:
     (4)     Date filed:

                      BURR-BROWN CORPORATION

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 24, 1998                                      9:00 a.m.

You are hereby notified that the Annual Meeting of Stockholders of Burr-Brown Corporation will be held on the 24th day of April 1998 at 9:00 a.m. at the principal executive offices of the Company, 6730 South Tucson Boulevard, Tucson, Arizona 85706, to consider and act upon the following matters:

1.	To elect a Board of Directors consisting of the
        number so fixed for the ensuing year;

2.	To approve an amendment to the Company's 1993
        Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan by an additional 3,000,000 shares;

3.	To approve the 1998 Employee Stock Purchase Plan
        under which 600,000 shares of common stock will be reserved for issuance;

4.	To ratify the selection of Ernst & Young LLP to serve
        as independent auditors for the Company for the year ending December 31, 1998; and

5.	To transact such other business as may properly
        come before the meeting.

If you are unable to attend the meeting personally, please be sure to date, sign, and return the enclosed proxy in the stamped envelope provided.

Only stockholders of record on the books of the Company at the close of business on March 4, 1998 will be entitled to vote at the meeting.

By Order of the Board of
Directors,

Jill H. Rice
Corporate Secretary

March 24, 1998

                         IMPORTANT

A Proxy Statement and proxy are submitted herewith. All stockholders are urged to complete and mail the proxy promptly whether or not they plan to attend the meeting in person. The enclosed envelope for return of the proxy requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxy may be revoked. It is important that your shares be voted.



                 BURR-BROWN CORPORATION
              6730 South Tucson Boulevard
                Tucson, Arizona  85706

                    PROXY STATEMENT

GENERAL

This Proxy Statement and accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Burr-Brown Corporation, a Delaware corporation (the "Company" or "Burr-Brown"), of proxies to be voted at the Annual Meeting of Stockholders to be held on April 24, 1998, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m. at the principal executive offices of the Company located at 6730 South Tucson Boulevard, Tucson, Arizona 85706. It is anticipated that this Proxy Statement and the enclosed Proxy Card will be first mailed to stockholders on or about March 24, 1998.

On February 20, 1998, the Board of Directors declared a 3-for-2 split of the Company's common stock, in the form of a stock dividend, payable on March 20, 1998 to stockholders of record on March 6, 1998. The share numbers in this Proxy Statement give effect to this stock split unless specifically stated as "pre-split."

VOTING RIGHTS

The close of business on March 4, 1998 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of March 4, 1998, the Company had 36,546,429 shares of its common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote for each share of common stock so held. The certificate of incorporation of the Company does not provide for cumulative voting.

REVOCABILITY AND VOTING OF PROXIES

Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or may be revoked by attending the Annual Meeting and voting in person. When a proxy is returned properly signed, the shares represented thereby will be voted as directed by the persons named in the proxies. If a proxy is returned without specifying choices, the shares will be voted "FOR" the directors named in proposal 1 and "FOR" proposals 2, 3, and 4 and in the proxy holder's discretion for all other matters properly under consideration at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and are treated as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

The Company will bear the cost of solicitation of proxies.
Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of March 4, 1998, with the exception of information regarding Warburg, Pincus Counsellors, Inc., J.W. Seligman & Co., Inc. and INVESCO, PLC, which are stated as of December 31, 1997, regarding the ownership of the Company's common stock by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding common stock, (ii) each director of the Company, including those who are nominees for election to the Board at the Annual Meeting, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. All share numbers stated herein have been adjusted upward to take into account the 3-for-2 stock split of the Company's common stock which the Board authorized on February 20, 1998, payable in the form of a dividend on March 20, 1998 to shareholders of record on March 6, 1998.

                                     Amount and Nature of
                                    Beneficial Ownership(1)


                                 Number of         Percent of
Name of Beneficial Owner          Shares           Class
Thomas R. Brown, Jr. (2)        11,108,559 (3)     30
Director and Chairman

Francis J. Aguilar,
Director (2)                        37,125 (4)     *

John S. Anderegg, Jr. (2)          153,351 (4)     *
Director

Marcelo A. Gumucio (2)              47,250 (5)     *
Director

Syrus P. Madavi (2)                450,136 (6)     1
Director, President & CEO

Kenneth G. Wolf (2)                     85 (7)     *
Executive Vice President

J. Scott Blouin (2)                  6,750 (8)     *
CFO

All Current Directors and       11,803,256 (9)     32
Current Executive Officers
as a Group (7 persons)

Warburg, Pincus                  1,855,873         5
Counsellors, Inc.
466 Lexington Avenue
New York, NY  10017

J.W. Seligman & Co. , Inc.      2,217,264 (10)     6
Mr. William C. Morris
100 Park Avenue
New York, NY  10017

INVESCO, PLC                    2,037,448 (11)     6
11 Devonshire Square
London EC2M 4YR
England

________________________________
* Less than one (1%) percent of the outstanding common stock.

(1) Percentage of beneficial ownership is calculated assuming 36,546,429 shares of common stock were outstanding on March 4, 1998. This percentage also includes common stock of which such individual or entity has the right to acquire beneficial ownership either currently or within sixty (60) days after March 4, 1998, including but not limited to the exercise of an option; however, such common stock is not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(a)(l)(i) under the Securities Exchange Act of 1934. Unless otherwise indicated, each of the beneficial owners named in the table has sole voting and investment power with respect to all shares shown as owned by them, subject to applicable community property laws.

(2) Unless otherwise indicated, the address of each person or entity listed is Burr-Brown Corporation, 6730 South Tucson
Blvd., Tucson, Arizona 85706.

(3) Represents 10,608,630 shares held by Brown Investment Management Limited Partnership, of which Mr. Brown is a General Partner and pursuant to which he shares dispositive power over these shares. Additionally, includes 499,929 shares held by Mr. Brown, individually. Of these shares, Mr. Brown has sole dispositive power. Does not include 119,614 shares held in the Burr-Brown Corporation Stock Bonus Plan and Trust pursuant to which Mr. Brown and Mr. Madavi have voting power.

(4) Includes 33,750 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty
(60) days after March 4, 1998.

(5) Includes 27,000 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty
(60) days after March 4, 1998.

(6) Includes 403,180 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty
(60) days after March 4, 1998.

(7) Mr. Wolf was appointed Executive Vice President on April 10,
1997.

(8) Includes 6,750 shares subject to options granted pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty
(60) days after March 4, 1998.

(9) Includes 504,430 shares subject to options granted to directors and officers pursuant to the Company's Stock Incentive Plan which are currently exercisable or which will become exercisable within sixty (60) days after March 4, 1998. Also includes 10,608,630 shares held by Brown Investment Management Limited Partnership, of which Mr. Brown is a General Partner, as described in Note (2) above.

(10) Includes shares deemed to be beneficially owned by Mr.
William C. Morris by reason of his shared dispositive and voting power.

(11) Includes shares deemed to be beneficially owned by reason of shared dispositive and voting power by the following affiliates: AIM Management Group, Inc., AMVESCAP Group
Services, Inc. AMVESCAP PLC; AVZ, Inc.; INVESCO Capital
Management, Inc., INVESCO Funds Group, Inc., INVESCO
Management & Research, Inc., INVESCO North American Holdings,
Inc., INVESCO Realty Advisers, Inc. and INVESCO,  Inc.

                       PROPOSAL NO. 1:

                   ELECTION OF DIRECTORS

Each director to be elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until a successor for such director is elected and has been qualified, or until the death, resignation, or removal of such director. At the Annual Meeting there are five (5) directors to be elected. There are five (5) nominees, each of whom is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. Unless authority is withheld, the proxy holders will vote the proxies received by them for the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, to the extent authority is not withheld. The five (5) candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than five (5) nominees.

NOMINEES

Set forth below is information regarding the nominees to the Board of Directors.

                               Present Principal Employment
Name                  Age      and Prior Business Experience

Thomas R. Brown, Jr.  71       Director since 1956.
                               Founder of the Company and has
                               served as its Chairman since 1956.
                               Mr. Brown served as Corporate
                               Secretary from February 1986 to
                               November 1987.  Mr. Brown served as
                               the Chief Executive Officer until
                               February 1983 and President until
                               1976.  Most recently, he served as
                               President and CEO from April 1993
                               to March 1994.  Mr. Brown is a former
                               member of the Board of Directors of
                               the Los Angeles Regional Office of the
                               Federal Reserve Board.

Syrus P. Madavi       48       Director, President and Chief Executive
                               Officer of the Company since March 1994.
                               Formerly, Mr. Madavi was employed at
                               Raytheon from 1990 to 1994, the last
                               two years as President, Semiconductor
                               Division.  Prior to that  Mr. Madavi
                               served as the Vice President and General
                               Manager of Honeywell Signal Processing
                               Technologies from 1984 to 1989. He
                               also held management positions with Analog
                               Devices Inc. from 1980 to 1983.

John S. Anderegg, Jr. 74       Director since 1958.  Chairman of the
                               Board of Dynamics Research Corporation
                               since 1955 and served as its President
                               from 1955 to 1986. He serves as a
                               Director of the Ivy Fund, Metritape, Inc.
                               and MacKenzie Funds.

Francis J. Aguilar    65       Director since 1993.  Professor Emeritus
                               Business Administration, Harvard Business
                               School, served as Faculty Chairman, Harvard
                               International Senior Manager's Program, 1972 to 1974 and Chairman, International Teachers
                               Program, 1968 to 1972.  Dr. Aguilar is
                               Executive Director of the Management
                               Education Alliance and is also a consultant and author. He serves as a Director of Bowater, Inc. and Dynamics Research
                               Corporation.

Marcelo A. Gumucio    60       Director since 1995.  Mr. Gumucio retired
                               as Chief Executive Officer of Micro Focus in
                               1997.  From 1992 to 1996, Mr. Gumucio was
                               Chairman of the Management Board and the Chief Executive Officer of Memorex Telex
                               N.V., and President and Chairman of the Board of Memorex Telex Corporation. In 1990, Mr.
                               Gumucio founded the private investment firm
                               Gumucio, Burke and Associates, of which he has been a partner since its formation.
                               Prior to his affiliation with that firm, Mr.
                               Gumucio was an executive at Cray Research, Inc., where he served as Executive Vice
                               President from 1983 to 1988 and as President and Chief Operating Officer from 1988 to
                               1990.


BOARD MEETINGS AND COMMITTEES

The Board of Directors held four (4) meetings during 1997.
During this period, each Board member attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board that were held while he was a member and (ii) the total number of meetings held by all committees of the Board on which he was a member.

The Audit Committee of the Board of Directors held three (3) meetings during 1997. The Audit Committee, which is currently comprised of Directors John S. Anderegg, Jr., Chairman, and Marcelo A. Gumucio, recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system and its system of internal controls.

The Compensation Committee held two (2) meetings during 1997. The Compensation Committee, which is currently comprised of Directors, Francis J. Aguilar, and Marcelo A. Gumucio, has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit plans. The Compensation Committee also administers the Company's Stock Incentive Plan.

DIRECTOR COMPENSATION

Non-employee Board members each received a quarterly
retainer fee of $5,000 and an additional $1,500 for each Board meeting attended. In addition, each such Board member was reimbursed for travel expenses incurred in connection with his
attendance at Board meetings and the committees thereof.   None
of the non-employee Board members received any option grants under the Stock Incentive Plan during the 1997 fiscal year.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely upon review of
copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1997, there was compliance with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent (10%)
stockholders.   All Form 4 filings were made on a timely basis
with the exception of one Form 4 filing for Mr. Madavi with respect to an option exercise and same day sale of the purchased shares effected in June, 1997 which was filed (4) four days late.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the Company's other executive officers whose salary and bonus for the 1997 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the fiscal years ended December 31, 1997, 1996, and 1995. The individuals included in the table will be hereafter referred to as the Named Executive Officers. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1997 fiscal year resigned or terminated employment during that fiscal year.

Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                                   Awards(3)
                                                    Options
Name and                                        Annual   (No of   Other
Principal                  Salary      Bonus    Compen-  Under-   Compen-
Position           Year    ($)(1)      ($)(5)   sation   lying    sation
                                                ($)(2)   Shares   ($)(4)
Thomas R. Brown,   1997    195,000     6,832      ---      ---     2,375
Jr., Chairman      1996    195,000     2,144      ---      ---     2,375
of the Board       1995    195,000    11,660      ---      ---     2,375

Syrus P. Madavi,   1997    350,000    311,169     ---      ---     2,375
President and      1996    250,000    202,441     ---      ---     2,375
Chief              1995    250,000    464,797    4,780     ---     2,310
Executive
Officer

Kenneth G. Wolf,   1997    161,000    80,591    75,299  191,250    1,274
Executive Vice     1996     ---        ---        ---     ---       ---
President (6)      1995     ---        ---        ---     ---       ---

J. Scott Blouin,   1997    161,423    65,868      ---    33,750    2,375
Chief Financial    1996    143,730    38,864    56,205     ---     2,375
Officer            1995     ---        ---        ---      ---      ---

(1) Includes amounts deferred under the Company's Future Investment Trust Plan ("401(k) Plan").
(2) Represents amounts paid as reimbursement for relocation expenses.
(3) None of the Named Executive Officers were awarded restricted stock in the 1997 fiscal year nor held restricted stock at the end of that year.
(4) All other compensation includes the contributions made by the Company to the 401(k) Plan on behalf of each of the Named Executive Officers to match part of his salary deferrals under such plan.
(5) Includes a corporate bonus and profit sharing bonus paid in the Year following the year in which services were performed.
(6) Mr. Wolf was appointed Executive Vice President on April 10, 1997.

Stock Options

	The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

                      Number       % of                                 Potential Realizable
                        of         Total                                      Value at
                     Securities   Options/                                 Assumed Annual
                     Underlying     SARS                                   Rates of Stock
                     Options/     Granted    Exercise                    Price Appreciation
                       SARS          to         or                           for Option
                     Granted     Employees     Base      Expiration           Term (4)
                     (#)(1)      in Fiscal     Price        Date
                                   Year     ($/Sh)(3)                       5%             10%
Kenneth G. Wolf     191,250        20.61%     15.16        04/09/07      1,824,176      4,622,842

J. Scott Blouin      33,750         3.64%     11.33        02/04/07        240,550        609,605

(1) Represents options granted pursuant to the Company's 1993 Stock Incentive Plan. The options granted to Mr. Wolf will become exercisable for the Option Shares in a series of four (4) successive equal annual installments, with the first such installment to become exercisable upon completion of two years of service measured from the April 10, 1997 grant date. Mr. Blouin's option grant will become exercisable in a series of five (5) successive equal annual installments, with the first such installment to become exercisable upon completion of one year of Service measured from the February 5, 1997 grant date. These option grants have a maximum ten (10) year term.

(2) The Company granted to employees in fiscal 1997 options to purchase 928,125 shares of common stock.

(3) The exercise price is equal to the fair market value of the Company's common stock on the date of grant.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten
(10) year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's common stock.


Stock Option Exercises and Holdings

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers at the end of the 1997. No stock appreciation rights have been granted to the Named Executive Officers.

Aggregated Option Exercises in 1997 and Option Values at 1997 Year End

                       Shares                             Number of Securities         Value of Unexer-
                       Acquired                            Underlying Unexer-        cised in-the-money
                       on              Value                cised Options at          Options at 1997
                       Exercise       Realized                1997 Year-End               Year-End

                                                        Exercis-   Unexercis-      Exercis-    Unexercis-
                                                         sable        able           able         able
                                                                                     ($)          ($)
Thomas R. Brown, Jr.      0              0                 0            0             0            0
Chairman of the
Board

Syrus P. Madavi,      301,821        4,967,700          350,679      202,501       6,805,365    3,924,905
President & CEO

Kenneth G. Wolf,          0              0                 0         191,250           0        1,195,312
Executive Vice
President

J. Scott Blouin,       24,300         324,000              0          70,200           0          744,299
CFO

(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) "In-the-money" options are options whose exercise price was less than the market price of the Company's common stock on December 31, 1997.

(3) Based on the market price of $21.4166 which was the closing price per share of the Company's common stock on the Nasdaq
     National Market on December 31, 1997, less the option exercise price payable per share.

(4)  Mr. Wolf was appointed Executive Vice President on April 10, 1997.

Annual Retirement Benefits

The table below provides a schedule of estimated annual benefits payable upon retirement to individuals who participate in the Company's defined benefit pension plan:

Compensation	             Years of Service

              5        10         15        20 or More
$100,000    $4,267    $8,535    $12,802       $17,070
 125,000     5,517    11,035     16,552        22,070
 150,000     6,767    15,535     20,302        27,070
 200,000     9,267    18,535     27,802        37,070

A participant's compensation covered by the Company's retirement plan is his or her average salary for the five consecutive calendar plan years during the last ten (10) years of the participant's career for which such average is the highest. Under the retirement plan, contributions are not specifically allocated to individual participants. The table above shows estimated annual retirement benefits payable at age sixty-five
(65) to participants, based upon the plan formula equal to 0.5% of final average annual salary plus 0.5% of excess final average salary over the individual's Social Security covered compensation, multiplied by years of service, up to a maximum of twenty (20) years. The estimates do not include Social Security benefits payable from the federal government and assume that benefits begin at age sixty-five (65) under a straight life annuity form. The Social Security covered compensation used in the calculation is that applicable to an individual attaining age sixty-five (65) in 1997. Compensation covered under the plan for named executives as of the end of 1997: Brown: $189,150; Madavi:
$152,500; Wolf:  $160,000; Blouin $126,731.  The estimated years of service for each named executive are as follows:  Brown: 42;
Madavi: 4; Wolf: 1; and Blouin: 3.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors of Burr-Brown Corporation is responsible for establishing the base salary of the Company's executive officers and administering the Company's Stock Incentive Plan under which grants may be made to the executive officers and other key employees. In addition, the Compensation Committee approves the individual bonus programs to be in effect for the executive officers each year.

General Compensation Policy

   The Compensation Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based substantially upon their contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with relevant salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of performance goals established by the Committee, and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater portion of his or her total compensation is to be dependent upon Company performance and stock price appreciation rather than base salary.

   Factors. The principal factors considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future years.

   * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its review and understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries are reviewed on an annual basis, and adjustments, if any, will be made in accordance with the factors indicated above. During 1997 the base salary for Mr. Madavi was increased to $350,000 per year while the annual salaries for Thomas R. Brown, Jr., and J. Scott Blouin remained at $195,000 and $162,000 respectively. Mr. Blouin's salary was further increased to $172,000 in early 1998. Mr. Kenneth G. Wolf joined the Company as Executive Vice President Operations on April 10, 1997 at an annualized rate of $230,000.

   *  Annual Incentive Compensation.  The Compensation
Committee established an executive incentive plan for fiscal 1997 designed to reward executive officers on the basis of the Company's financial results for the year and each executive officer's individual performance. Under the plan, a percentage of the Company's pre-tax income for the 1997 fiscal year was set aside for individual bonus awards to the Chief Executive Officer and other executive officers and key employees of the Company.
The Compensation Committee determined the individual bonus award for the Chief Executive Officer on the basis of his achievement of a number of strategic objectives relating to product development, increased market share and financial performance of the Company relative to the industry. The Compensation Committee then distributed the balance of the bonus pool to the other executive officers and participating employees on the basis of the individual performance evaluations and bonus recommendations submitted by the Chief Executive Officer. The actual bonuses awarded to the Chief Executive Officer and the other named executive officers are set forth in the Summary Compensation Table which appears earlier in this Proxy Statement.

   * Long-Term Incentive Compensation. Stock options are designed to align the interests of the executive officers with those of the stockholders and to provide each with an equity stake in the business. The Compensation Committee has established general guidelines for awarding options to executive officers which takes into account an individual's current position with the Company, comparability with grants made to other Company executives, and his or her potential for growth within the Company, i.e., future responsibilities and possible promotions over the option term. The Compensation Committee does not always strictly adhere to these guidelines and will occasionally vary the size of the option award as circumstances warrant.

CEO Compensation

	In setting the compensation payable to the Company's Chief Executive Officer, Mr. Syrus P. Madavi, for the 1997 fiscal year, the Compensation Committee increased his base salary to $350,000 to provide him with a competitive level of compensation. It is the Compensation Committee's intent to provide Mr. Madavi with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors.

    As previously indicated, Mr. Madavi's incentive compensation for the 1997 fiscal year was dependent upon the Company's financial performance, measured in terms of pre-tax income, and his achievement of a number of strategic objectives relating to the Company's position in the industry. No additional stock options were awarded to Mr. Madavi during the 1997 fiscal year.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1993 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.
The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

            Submitted by the Compensation Committee
           Burr-Brown Corporation Board of Directors

                       Francis J. Aguilar
                       Marcelo A. Gumucio



Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation
Committee.


PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the common stock of the Company with that of the Russell 2000 Index, a broad market index of companies with comparable market capitalization, and Value Line's Semiconductors Index, a published line-of-business index. The comparison for each of the periods assumes that $100 was invested on December 31, 1992 in the Company's common stock, the stocks included in the Russell 2000 Index and the stocks included in Value Line's Semiconductors Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                  1992   1993    1994    1995    1996    1997
Russell2000	     100.00 118.91 	116.75 	149.95	 174.67	 213.73
Value Line	      100.00 165.14	 214.19	 324.45	 551.82	 740.99
Burr-Brown	      100.00	 89.66	 186.21	 527.59	 537.93	 996.98

Note:     Assumes $100 invested on 12/31/92 in Burr-Brown,
Russell 2000 Index and Value Line's Semiconductor Index.
Assumes reinvestment of dividends on a daily basis.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph are not to be incorporated by reference into any such prior filings; nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN
CONTROL ARRANGEMENTS

The Company does not have any employment contracts with its executive officers. However, in October 1996, the Company entered into a formal severance agreement with Mr. Syrus P. Madavi, the Company's President and Chief Executive Officer, which replaces his former severance arrangement. Under the new agreement, severance benefits will be paid to Mr. Madavi upon his termination of employment under certain specified circumstances. The nature of those benefits and the various pay-out events may be summarized as follows:

Voluntary Termination/Termination for Misconduct: In the absence of a change in control of the Company, Mr. Madavi will not be entitled to any severance benefits in the event of his voluntary resignation, and under no circumstances will any severance benefits be paid to him if his employment is terminated for misconduct.

Termination for Just Cause: If the Company terminates
Mr. Madavi's employment for just cause (including his failure to correct one or more material deficiencies in his performance after receipt of written notice from the Board), then he will be entitled to the following severance benefits: (i) a one-time lump sum payment equal to his average annual base salary and bonus for the preceding three years and (ii) the continuation of his base salary for twelve months.

Termination without Cause: Should the Company terminate Mr. Madavi's employment without cause (for any reason other than misconduct or just cause), then the Company will pay him a severance benefit equal to two times his average annual base salary and bonus for the preceding three years, with one-half of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

Should the Company undergo a change in control (a change in ownership of securities possessing more than fifty percent of the total combined voting power of the Company's outstanding securities or the sale of all or substantially all of the Company's assets in liquidation or dissolution of the Company), then Mr. Madavi will be entitled to the following severance benefits in connection with the subsequent termination of his employment:

Resignation: If Mr. Madavi voluntarily leaves the
Company's employ within two years after the change in control, then he will be entitled to a severance benefit equal to two times his average annual base salary and bonus for the preceding three years, with one-half of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

Constructive Termination: Should Mr. Madavi resign within six months following a constructive termination of his employment triggered by a material reduction in his duties, a greater than ten percent reduction in his level of compensation, or a relocation of his principal place of employment by more than fifty miles, then he will be entitled to a severance benefit equal to three times his average annual base salary and bonus for the preceding three years, with two-thirds of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

Termination without Cause: Should the Company terminate Mr. Madavi's employment without cause (for any reason other than misconduct or just cause) at any time following a change in control of the Company, then he will be entitled to a severance benefit equal to four times his average annual base salary and bonus for the preceding three years, with three-fourths of such amount to be paid in an immediate lump sum and the balance to be paid in twelve equal monthly installments.

Should the Company be acquired through a hostile take-over (whether through the successful completion of a hostile tender offer for more than fifty percent of the Company's outstanding voting securities or a change in the majority of the Board of Directors through one or more contested elections for Board members) and Mr. Madavi leaves the Company's employ at any time within the succeeding two years, then he will be entitled to a lump sum severance payment equal to two times his average annual base salary and bonus for the preceding three years.

The change in control severance benefits payable to Mr.
Madavi (other than in connection with a hostile take-over) are subject to certain limitations to prevent any excess parachute payments under the federal tax laws. The severance agreement also imposes certain non-competition covenants and consulting obligations upon Mr. Madavi during the period severance benefits are to be paid to him following his termination of employment, whether or not such termination is in connection with a change in control. In addition, the Company will, at its expense, provide continued health care coverage under the Company's medical/dental plans to Mr. Madavi and his eligible dependents for up to a twelve-month period following his termination.

The severance agreement also requires that all future option grants made to Mr. Madavi contain certain vesting acceleration provisions, ranging from twenty percent (20%) to one hundred percent (100%) accelerated vesting, in connection with his termination of employment or certain changes in control or ownership of the Company. Mr. Madavi will have a one-year period following his termination of service with the Company in which to exercise those accelerated options. None of Mr. Madavi's current options contain such provisions.

Mr. Madavi's severance agreement is to remain in effect through December 31, 1999 and will automatically be renewed each calendar year thereafter unless the Company gives written notice of non-renewal at least one hundred eighty days prior to the start of any such subsequent calendar year. Should Mr. Madavi resign within six months after such non-renewal, the Company will be obligated to negotiate a reasonable severance package with him on the basis of the termination benefits provided similarly-situated chief executive officers in the industry.


                          PROPOSAL NO. 2:

  APPROVAL OF AMENDMENTS TO THE COMPANY'S 1993 STOCK INCENTIVE PLAN

	The Board of Directors is requesting stockholder approval of an amendment to the Company's 1993 Stock Incentive Plan (the "1993 Plan") that will increase the number of shares of the Company's common stock authorized for issuance under the 1993 Plan by an additional 3,000,000 shares.

	All share numbers in this Proposal No. 2 have been adjusted upward to take into account the 3-for-2 split of the Company's common stock which the Board authorized on February 20, 1998 and which is to become payable in the form of a stock dividend payable on March 20, 1998 to stockholders of record on March 6, 1998.

Summary of the 1993 Stock Incentive Plan

	The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices.

Structure of the 1993 Plan

	The 1993 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, under which key employees, non-employee Board members and consultants may be granted options to purchase shares of the Company's common stock,
(ii) a Stock Issuance Program under which key employees, non-employee Board members and consultants may be issued shares of the Company's common stock directly, either through the purchase of such shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives, and (iii) an Automatic Option Grant Program, under which non-employee Board members will automatically receive a series of special option grants over their period of continued Board service.

	Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code
("Incentive Stock Options") or nonstatutory options ("Nonstatutory Options") not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be Nonstatutory
Options.

Administration

	The 1993 Plan is administered with respect to all executive officers of the Company subject to the short-swing trading restrictions of the federal securities laws by the Compensation Committee of the Board comprised of two or more non-employee Board members. With respect to all other participants, the 1993 Plan may be administered either by the Compensation Committee or by a secondary committee comprised of one or more Board members appointed by the Board. The Compensation Committee or the secondary committee acting within the scope of its administrative jurisdiction under the 1993 Plan will be referred to in this summary as the Plan Administrator, and each Plan Administrator will have full authority, within the scope of its administrative jurisdiction, to determine the eligible individuals who are to receive option grants and/or share issuances under the Discretionary Option Grant and Stock Issuance Programs, the type of option (Incentive Option or Nonstatutory Option) to be granted, the number of shares to be covered by each granted option or share issuance, the date or dates on which the option is to become exercisable or the issued shares are to vest, and the maximum term for which a granted option is to remain outstanding.

	All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under that program.

Eligibility

	Key employees (including officers) of the Company or its subsidiaries (whether now existing or subsequently established), non-employee Board members and independent consultants are eligible to participate in the Discretionary Option Grant and the Stock Issuance Programs under the 1993 Plan. Non-employee Board members are also eligible to participate in the Automatic Option Grant Program. As of March 4, 1998, approximately 350 employees, including 3 executive officers, and 3 non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the 3 non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Share Reserve

	The Company has reserved 8,888,160 shares of common stock for issuance over the term of the 1993 Plan, subject to adjustment from time to time in the event of certain changes to the Company's capital structure. Such share reserve consists of (i) the 1,613,160 shares of the Company's common stock which remained available for issuance under the Company's 1981 Stock Option Plan at the time of its incorporation into the 1993 Plan, (ii) the additional 2,025,000 shares approved by the stockholders in connection with the implementation of the 1993 Plan, (iii) the additional 1,125,000 share increase approved by the Company's stockholders at the 1996 Annual Meeting, plus (iv) the additional 1,125,000 share increase approved by the Company's stockholders at the 1997 Annual Meeting, plus (v) an additional 3,000,000 share increase which is subject to stockholder approval of this Proposal. The issuable shares may be made available either from the Company's authorized but unissued shares of common stock or from shares of the Company's common stock repurchased by the Company, including shares purchased on the open market.

	In no event may the aggregate number of shares of the Company's common stock for which any one individual participating in the 1993 Plan may be granted stock options, separately exercisable stock appreciation rights and direct share issuances exceed 2,025,000 shares in the aggregate over the remaining term of the 1993 Plan. For purposes of this limitation, any stock option grants, stock appreciation rights or direct share issuances made prior to January 1, 1994 will not be taken into account.

	Should an option expire or terminate for any reason prior to exercise in full (including options incorporated from the 1981
Plan and options canceled in accordance with the cancellation-regrant provisions described in the "Cancellation and Regrant of Options" section below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the 1993 Plan. In addition, unvested shares issued under the 1993 Plan and subsequently repurchased by the Company, at the original exercise or issue price paid per share, pursuant to the Company's repurchase rights under the 1993 Plan will be added back to the number of shares of common stock reserved for issuance and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the 1993 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan will not be available for subsequent issuance.

	As of March 4, 1998, options for 3,279,720 shares of common stock were outstanding under the 1993 Plan, and 913,659 shares were available for future option grants or direct stock issuances. Assuming stockholder approval of the 3,000,000-share increase which forms part of this Proposal, the total number of available shares for future stock issuances will be 7,193,379 shares.

Valuation

	For all purposes under the 1993 Plan, the fair market value per share of the Company's common stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National Market. On March 4, 1998, the fair market value of the Company's common stock determined on such basis was $25.8753 per share.

DISCRETIONARY OPTION GRANT PROGRAM

Price and Exercisability

	The exercise price of options granted under the 1993 Plan may not be less than the fair market value of the option shares on the grant date. The exercise price is payable in cash or in shares of the Company's common stock. The option may also be exercised through a same-day sale program without any cash outlay on the optionee's part.

	The maximum period during which any option may remain outstanding under the 1993 Plan may not exceed ten (10) years.
The Plan Administrator will have complete discretion to grant options (i) which are immediately exercisable for vested shares,
(ii) which are immediately exercisable for unvested shares subject to the Company's reacquisition rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service.

	Any vested options held by the optionee at the time of his or her cessation of service for any reason other than death or disability will normally not remain exercisable for more than a three-month period thereafter. Should the optionee cease service by reason of disability or die while holding one or more outstanding vested options, then the outstanding vested options will not remain exercisable for more than a twelve-month period thereafter. The Plan Administrator may also permit a twelve-month or longer post-exercise period in the event the optionee ceases service by reason of retirement at or after attainment of age 65. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during the applicable post-service exercise period, be exercisable only to the extent of the number of option shares in which the optionee is vested at the time of his or her cessation of service. For purposes of the 1993 Plan, the optionee will be deemed to continue in service for so long as such individual performs services for the Company or any majority-owned subsidiary, whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor.

	The Plan Administrator will have complete discretion, exercisable at any time the option remains outstanding, to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Appreciation Rights

	The Plan Administrator may grant options with tandem or limited stock appreciation rights. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of the Company's common stock. Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may also be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities, to the extent the option is at the time exercisable for vested shares of common stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per option share equal to the excess of (i) the highest reported price per share of common stock paid in the tender offer over (ii) the option exercise price payable per share. The balance of the option (if any) will continue to remain outstanding and become exercisable and vest in accordance with the agreement evidencing such grant.

Stockholder Rights and Option Assignability

	No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Incentive
Options may be exercised only by the optionee during his or her lifetime and may not be assignable or transferable by the optionee other than a transfer of the option by will or by the laws of inheritance following the optionee's death. However, Nonstatutory Options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members.

Cancellation and Regrant of Options

	The Plan Administrator has the authority to effect the cancellation of any or all options outstanding under the 1993 Plan (including options incorporated from the 1981 Plan) and to grant in substitution new options covering the same or different numbers of shares of the Company's common stock but with an exercise price per share not less than the fair market value of the option shares on the new grant date.

STOCK ISSUANCE PROGRAM

	To the extent the shares of the Company's common stock issued under the Stock Issuance Program are drawn from the Company's authorized but unissued reserve of common stock, those shares must be issued for consideration payable in (i) cash or cash equivalents, (ii) promissory notes payable to the Company's order, or (iii) services rendered, with such consideration to be valued at not less than the fair market value of the issued shares.
Treasury shares (shares repurchased by the Company and held as treasury shares) may be issued for similar consideration or for such other consideration, including future services, as the Plan Administrator deems appropriate under the circumstances.

	The issued shares may be fully vested upon issuance or may vest over a period of time. The holder of the issued shares will have full stockholder rights with respect to those shares, including the right to vote such shares and receive all cash divi-dends paid on such shares, whether or not those shares are vested. However, unvested shares may not be sold, transferred or assigned, except for certain permitted transfers to the participant's spouse or issue or transfers effected upon the participant's death.

	Upon the participant's cessation of service (as defined above) for any reason, his or her unvested shares will immediately be surrendered to the Company for cancellation, and the participant will cease to have any stockholder rights with respect to those shares. If the surrendered shares were previously issued to the participant for consideration paid in cash or cash equivalent, the Company will repay to the participant the cash consideration or cancel the principal balance of any outstanding promissory notes payable to the extent attributable to the surrendered shares. The Plan Administrator may at any time waive in whole or in part the surrender and cancellation of the unvested shares held by the participant and thereby accelerate the vesting of the participant's interest in the shares as to which the waiver applies.


AUTOMATIC OPTION GRANT PROGRAM

	Under the Automatic Option Grant Program, each non-employee Board member who first joined the Board on or before March 4, 1997 received, at the time of his or her initial election or the appointment to the Board or (if later) on the date of the 1994 Annual Stockholders Meeting, an option grant for 33,750 shares under the Automatic Option Grant Program. Each individual who first joins the Board as a non-employee Board member at any time after March 4, 1997 will, at the time of his or her initial election to the Board by the stockholders or appointment by the Board, receive an option grant for 18,000 shares. In addition, each non-employee Board member will automatically be granted an option for 6,000 shares at each Annual Stockholders Meeting at which he or she continues to serve as a Board member, with the first such annual grant for each individual serving as a non-employee Board member on March 4, 1997 to be made on the date of the Annual Stockholders Meeting held in the calendar year in which the final installment of his or her initial 33,750-share automatic option grant becomes vested, and with the first such annual grant for each individual who first joins the Board after March 4, 1997 to be made on the date of the Annual Stockholders Meeting held in the calendar year in which the third annual installment of his or her initial 18,000-share automatic option grant becomes vested. Stockholder approval of this Proposal will constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms.

	Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

        - The option price per share will be equal to 100% of the fair market value per share of the Company's common stock on the automatic option grant date.

        - Each option will have a maximum term of ten years measured from the grant date.

        - Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share should the optionee cease
Board service prior to vesting in those shares. The shares subject to each automatic option grant, whether the initial grant or any annual 6,000-share grant, will vest in a series of five (5) successive equal annual installments over the optionee's period of continued
Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic option grant date.

      - The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death or permanent disability. Should the optionee die while in Board service or within six months after his or her cessation of Board service, then the option will remain exercisable for a twelve-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. Should the optionee cease
Board service by reason of permanent disability, then he or she will have a twelve-month period in which to exercise the option. In no event, however, may any option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of his or her cessation of Board service.

      - In the event of a Corporate Transaction or Change in Control (as those terms are defined in the Option/Vesting Acceleration section below), the shares subject to each outstanding automatic option grant will immediately vest in full, and each such option may be exercised for any or all of those vested shares until the expiration or sooner termination of the option term.

     - Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (A) the highest reported price per share of the Company's common stock paid in such tender offer over (B) the option exercise price payable per share.
Stockholder approval of this Proposal will constitute pre-approval of each option surrender right granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing terms and provisions.

    - The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary
Option Grant Program and will be incorporated into the option agreement evidencing the automatic option grant.


GENERAL PROVISIONS

Option/Vesting Acceleration

	Accelerated vesting of outstanding options and share issuances under the 1993 Plan may occur under certain circumstances in connection with changes in the ownership or control of the Company. The transactions which may trigger such acceleration may be identified as follows:

	Corporate Transaction: any one of the following stockholder-approved transactions to which the Company is a party:

		(i)	a merger, consolidation or other
reorganization in which the Company is not the surviving entity,

		(ii)	the sale, transfer or other disposition of
all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

		(iii)	any reverse merger in which the Company is
the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

	 Change in Control: either of the following events effecting a change in ownership or control of the Company:

		(i)	the acquisition by any person or related
group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

		(ii)	a change in the composition of the Board over
a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

	In the event of a Corporate Transaction, each option at the time outstanding under the 1993 Plan will automatically become exercisable for all of the shares of the Company's common stock at the time subject to that option and may be exercised for any or all of such shares as fully-vested shares. However, an outstanding option under the Discretionary Option Grant Program will not so accelerate if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or
(ii) the acceleration of such option is precluded by other limitations or restrictions imposed by the Plan Administrator at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options under the 1993 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the optionee's service terminates within a designated period following a Corporate Transaction in which those options are assumed.

	All unvested shares outstanding under the Discretionary Option Grant or Stock Issuance Program will immediately vest in full upon the occurrence of a Corporate Transaction, except to the extent (i) one or more of the Company's repurchase rights with respect to those shares are expressly assigned to the successor corporation (or its parent company) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the unvested shares are issued. The outstanding repurchase rights of the Company under the Automatic Option Grant Program will immediately terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate Transaction.

	The Plan Administrator has full power and authority to provide for the acceleration of options outstanding under the Discretionary Option Grant Program and vesting of unvested shares issued under the Discretionary Option Grant or Stock Issuance Program upon the occurrence of a Change in Control.
Alternatively, the Plan Administrator may condition such acceleration upon the individual's cessation of service under certain prescribed circumstances following the Change in Control. Upon a Change in Control, the shares subject to each outstanding option under the Automatic Option Grant Program will immediately vest in full, and the Company's repurchase rights will lapse as to those shares.

	The acceleration of options or vesting in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Changes in Capitalization

	In the event any change is made to the common stock issuable under the 1993 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company's receipt of consideration, the Compensation Committee may make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation and direct stock issuances under the 1993 Plan after December 31, 1993, (iii) the class and/or number of securities and option price per share in effect under each outstanding option, and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made to newly-elected and continuing non-employee
Board members under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

	The grant of stock options or stock appreciation rights under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Financial Assistance

	The Plan Administrator may institute a loan program in order to assist one or more optionees or participants in financing the exercise of outstanding options under the Discretionary Option
Grant Program or the acquisition of shares under the Stock
Issuance Program. The form in which such assistance is to be made available (including Company loans, or guarantees or installment payments) and the terms upon which such assistance is to be provided will be determined by the Plan Administrator. However, the maximum amount of financing provided any optionee or participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable federal and state taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's or participant's period of service.

Excess Issuances

	Options to purchase shares of common stock may be granted and shares of common stock may be issued under the 1993 Plan which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until the Company's stockholders approve an amendment sufficiently increasing the number of shares available for issuance under the 1993 Plan.

Special Tax Election

	The Plan Administrator may provide one or more holders of Nonstatutory Options or unvested shares under the 1993 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the federal and state income and employment tax liability incurred by such individuals in connection with the exercise of their options or the vesting of their shares. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company's common stock in payment of such tax liability.

Treatment of Options Outstanding Under the 1981 Plan

	Each outstanding stock option under the 1981 Plan was incorporated into the 1993 Plan when the 1993 Plan was approved by the stockholders at the 1993 Annual Stockholders Meeting.
However, each such option will continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in the 1993 Plan will be deemed to affect or otherwise modify the rights or obligations of the holder of such stock options with respect to their acquisition of shares of the Company's common stock thereunder. However, one or more provisions or features of the 1993 Plan (including the option/vesting acceleration provisions applicable to Corporate Transactions and Changes in Control) may, in the discretion of the Plan Administrator, be extended to the incorporated options.

Amendment and Termination

	The Board may amend or modify the 1993 Plan in any or all respects whatsoever. However, no amendment to the 1993 Plan may adversely affect the rights of existing optionees without their consent. In addition, certain amendments may require the approval of the Company's stockholders pursuant to applicable laws or regulations.

	The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on February 10, 2003. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

Stock Awards

The table below shows, as to the Company's executive officers and the indicated groups, the following information for the period commencing January 1, 1997 and ending March 4, 1998: (i) the number of shares of the Company's common stock subject to options granted under the 1993 Plan and (ii) the weighted average exercise price payable per share. These share numbers and exercise prices have been adjusted to reflect the 3-for-2 split of the Company's common stock which will be effected on March 20, 1998. No direct stock issuances have been made to date under the 1993 Plan, nor have any stock appreciation rights been granted.

OPTION TRANSACTIONS

                                 Options        Weighted Average
                                 Granted        Exercise Price
                                (Number of      of Options Granted
Name                              Shares)
Thomas R. Brown, Jr.,                0                  $0
Chairman of the Board

Syrus P. Madavi, President           0                  $0
& Chief Executive Officer

Kenneth G. Wolf,                  228,750             $15.71
Executive Vice President

J. Scott Blouin,                   71,250             $15.11
Chief Financial Officer

All current executive             300,000             $15.57
officers as a group (4 persons)

Francis J. Aguilar                   0                  $0

John S. Anderegg, Jr.                0                  $0

Marcelo A. Gumucio                   0                  $0

All non-employee directors           0                  $0
as a group (3 persons)

All employees, including         1,312,875            $16.83
current officers who are
not executive officers,
as a group

No option grants have been made to date on the basis of the 3,000,000-share increase which is the subject of this Proposal.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

	Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

	Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and
(ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

	Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the option exercise date over (ii) the option exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

	If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the option exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

	Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the option exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

	Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of the Company's common stock under a nonstatutory option. These special provisions may be summarized as follows:

   - If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original option exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the optionee vests in the shares, an amount equal to the excess of
(i) the fair market value of the shares on the date the optionee vests in those shares over (ii) the option exercise price paid for the shares.

   - The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the option exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when he or she vests in such shares.

	The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the corporation in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of nonstatutory options granted under the 1993 Plan will be deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights

	An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuances

	The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of nonstatutory option grants.

Accounting Treatment

	The Company accounts for stock issued to employees under APB Opinion No. 25, Accounting for Stock Issued to Employees (APB25). Under APB25, option grants or stock issuances with exercise or issue prices equal to the fair value of the shares on the grant or issue date will not result in any direct charge for compensation expense to the Company's reported earnings. However, outstanding options are taken into account in the calculation of diluted earnings per share. As required by statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (SFAS 123) the Company must disclose (in footnotes to the Company's financial statements) the pro-forma impact which options granted under the 1993 Plan since January 1, 1995, would have upon the Company's reported earnings had those options at the time of grant been accounted for under SFAS 123.

	Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company's earnings.

Stockholder Approval

	The affirmative vote of a majority of the outstanding shares of the Company's voting stock present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendment to the 1993 Plan that is the subject of this Proposal.
If the stockholders do not approve such amendment, then the 3,000,000-share increase to the 1993 Plan will not be implemented and no stock option grants or direct stock issuances will be made on the basis of that proposed increase.

The Board of Directors recommends a vote IN FAVOR OF the approval of the amendments to the 1993 Stock Incentive Plan.

                       PROPOSAL NO. 3:

         APPROVAL OF 1998  EMPLOYEE STOCK PURCHASE PLAN


	The Company's stockholders are being asked to approve the implementation of the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") which will provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase program designed to operate in compliance with Section 423 of the Internal Revenue Code. The 1998 Purchase Plan was adopted by the Board of Directors on February 20, 1998 and will become effective on August 1, 1998 (the "Effective Date"), provided the 1998 Purchase Plan is approved by the stockholders at the Meeting. There has been no activity to date under the 1998 Purchase Plan.

	All share numbers in this Proposal No. 3 take into account the 3-for-2 split of the Company's common stock which the Board authorized on February 20, 1998 and which is to become payable in the form of a stock dividend payable on March 20, 1998 to stockholders of record on March 6, 1998.

	The following is a summary of the principal features of the 1998 Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1998 Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's executive offices.


Share Reserve

	The Company will reserve 600,000 shares of Common Stock for issuance over the ten-year term of the 1998 Purchase Plan. This share reserve may be drawn from the Company's authorized but unissued shares of Common Stock or from shares of Common Stock repurchased by the Company, including shares purchased on the open-market.

	In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to
(i) the class and maximum number of securities issuable under the 1998 Purchase Plan, including the class and maximum number of securities issuable per participant or in the aggregate on any one purchase date, and (ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.


Administration

	The 1998 Purchase Plan will be administered by the Compensation Committee of the Board of Directors. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the 1998 Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Offering Periods

	Shares will be issued through a series of successive offering periods, each of six (6) months duration. The initial offering period will run from August 1, 1998 to January 31, 1999.
Subsequent offering periods will run from the first business day of February to the last business day of July each year and from the first business day of August each year to the last business day of January in the immediately succeeding year.

	Each participant will be granted a separate purchase right for each offering period in which he or she participates. Each purchase right will entitle the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.


Eligibility

	Any individual who customarily works for more than twenty
(20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will be eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period.

	Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan
Administrator, to extend the benefits of the 1998 Purchase Plan to their eligible employees.

	As of March 4, 1998, approximately 990 employees, including 3 executive officers, were eligible to participate in the 1998
Purchase Plan.


Purchase Provisions

	Each participant may authorize period payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of ten percent (10%). A participant may not increase his or her rate of payroll deduction for an offering period after the start of that period, but he or she may decrease the rate once per offering period.

	On the last business day of each offering period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for that period. However, no participant may, on any one purchase date within the offering period, purchase more than six hundred (600) shares of Common Stock. In addition, the maximum number of shares of Common Stock purchasable by all participants in the aggregate on any one purchase date cannot exceed sixty thousand (60,000) shares, subject to periodic adjustments in the event of certain changes in the Company's capitalization.


Purchase Price

	The purchase price per share at which Common Stock will be purchased on the participant's behalf for each offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that offering period or (ii) the fair market value per share of Common Stock on that purchase date at the end of the offering period.

Valuation

	The fair market value per share of Common Stock on any relevant date will be deemed equal to the average of the high and low selling prices per share on such date on the Nasdaq National
Market.


Special Limitations

	The 1998 Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

   - No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

   - No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

   - No participant may purchase more than 600 shares of Common Stock on any one purchase date.

   - No more than 60,000 shares of Common Stock may be purchased in the aggregate by all participants on any one purchase date.


Termination of Purchase Rights

	A participant's purchase right will immediately terminate upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates will be promptly refunded. A participant may withdraw from an offering period at any time and may elect to have his or her accumulated payroll deductions for the offering period in which such withdrawal occurs either refunded or applied to the purchase of shares of Common Stock on the next purchase date.


Stockholder Rights

	No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.


Assignability

	No purchase right will be assignable or transferable and will be exercisable only by the participant.

Acquisition

	Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in the aggregate on any one purchase date shall not apply to the share purchases effected in connection with such acquisition.

Amendment and Termination

	The 1998 Purchase Plan will terminate upon the earliest to occur of (i) July 31, 2008, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

	The Board of Directors may at any time alter, suspend or discontinue the 1998 Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) increase the number of shares issuable under the 1998 Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the 1998 Purchase Plan.


Plan Benefits

	No purchase rights will be granted, and no shares will be issued, under the 1998 Purchase Plan prior to stockholder approval of this Proposal at the Meeting.


Federal Tax Consequences

	The 1998 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 1998 Purchase Plan or in the event the participant should die while still owning the purchased shares.

	If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one
(1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

	If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The
Company will not be entitled to any income tax deduction with respect to such sale or disposition.

	If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.


Accounting Treatment

	Under APB 25 the issuance of Common Stock under the 1998 Purchase Plan, after shareholder approval of up to the approved number of shares, will not result in a direct charge for compensation expense to the Company's reported earnings. However, the Company must disclose the pro-forma impact which activity under the 1998 Purchase Plan would have upon the Company's reported earnings had such activity been accounted for in accordance with SFAS 123 (under SFAS 123, compensation expense is generally attributed both to the look-back feature at the grant date and to the discounted purchase price.)


Stockholder Approval

	The affirmative vote of a majority of the Company's voting stock present or represented and entitled to vote at the Meeting is required for approval of the 1998 Purchase Plan. Should such stockholder approval not be obtained, then the 1998 Purchase Plan will not be implemented, and no purchase rights will be granted and no stock issuances will be made under the 1998 Purchase Plan.

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1998 PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO IMPLEMENT A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH
THOSE OF THE STOCKHOLDERS.

                       PROPOSAL NO. 4:


	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December
31, 1998.

The firm of Ernst & Young LLP audits the Company's books annually, has offices in or convenient to the localities in the United States and foreign countries where the Company or its subsidiaries operate and is considered to be well qualified. The Board of Directors recommends that the stockholders approve the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the current year.

Ernst & Young LLP has no direct or indirect material financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of Ernst & Young LLP, if they so desire. The representative also will be available to respond to questions raised by those in attendance at the meeting.

The Board of Directors recommends that the stockholders vote
FOR the selection of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 1998.



                         OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                     STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by no later than November 17, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

By order of the Board of
Directors



Jill H. Rice
Corporate Secretary
March 24, 1998


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BURR-BROWN CORPORATION


Thomas R. Brown, Jr. and Syrus P. Madavi, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Burr-Brown Corporation (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on April 24, 1998, and at any adjournments or postponements thereof as follows:

1. The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

Thomas R. Brown, Jr., Syrus P. Madavi, John S. Anderegg,
Jr., Francis J. Aguilar and Marcelo A. Gumucio.

FOR [ ]            AUTHORIZATION WITHHELD [ ]
(INSTRUCTION:	To withhold authority to vote for any individual
nominee, write such name or names in the space provided below.)


2.  Approve an amendment to the Company's 1993 Stock
Incentive Plan to increase the available share reserve by an additional 3,000,000 shares.


FOR [ ]              AGAINST [ ]              ABSTAIN [ ]


3.  Approve the 1998 Employee Stock Purchase Plan under which
600,000 shares of Common Stock will be reserved for issuance.

FOR [ ]              AGAINST [ ]              ABSTAIN [ ]



4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

FOR [ ]              AGAINST [ ]              ABSTAIN [ ]


5. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each of the above proposals. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

DATE:  _______________________, 1998

___________________________________
(Signature)

___________________________________
(Signature if held jointly)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other rep-resentative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.